UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

VIVOS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N Center Parkway Kennewick, WA	99352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 22, 2025 is being filed solely to correct certain typographical errors in the section entitled Appointment of David J. Swanberg below.

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brad Allan Weeks

On September 15, 2025, Vivos Inc. (the “Company”) appointed Brad Allan Weeks as President of the Company, pursuant to an employment agreement entered into between the Company and Mr. Weeks (the “Employment Agreement”). From 2024 to September 15, 2025, Mr. Weeks served as the Company’s Business Development Manager for both the IsoPet® and RadioGel® divisions. Prior to his engagement with the Company, Mr. Weeks served as Quality Assurance and Regulatory Affairs Engineer for Cadwell Industries, Inc.

The Employment Agreement provides that Mr. Weeks shall serve as President for a term effective September 1, 2025, ending on December 31, 2027, which term may be extended by written agreement of both parties. Pursuant to the Employment Agreement, Mr. Weeks shall receive: (i) an annual base salary of $192,000; (ii) a monthly grant of $3,000 in shares common stock of the Company at the end of each fiscal quarter based on the closing price of the Company’s common stock at the end of such fiscal quarter; and (iii) customary benefits and reimbursement for reasonable out-of-pocket business expenses. The Employment Agreement also provides customary provisions relating to, among other things, clawback rights, confidentiality, non-competition, and non-solicitation.

Mr. Weeks is a seasoned leader with extensive experience in the medical device and biotechnology sectors. As President Brad plays a pivotal role in business development, team expansion, and strategic partnerships, contributing to the Company’s growth in targeted cancer therapies that deliver radioactive agents directly to tumors while minimizing damage to healthy tissue. Brad has built a distinguished career in healthcare innovation, holding leadership positions at organizations focused on advancing medical technologies and patient outcomes. His expertise includes forging international collaborations, such as recent engagements in India. Passionate about groundbreaking solutions that improve lives, Brad is actively involved in promoting the Company’s mission to revolutionize oncology through safer, more effective radionuclide therapies. Mr. Weeks holds a Master of Business Administration (MBA) with a focus on Technology Management.

There are no arrangements or understandings between Mr. Weeks and any other person pursuant to which he was appointed as the Company’s President, and, except as discussed herein, Mr. Weeks is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Appointment of David J. Swanberg

On September 15, 2025, the Company appointed David J. Swanberg as Chief Operating Officer of the Company, pursuant to an executive consulting agreement entered into between the Company and Mr. Swanberg (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Swanberg shall serve as Chief Operating Officer for a term effective September 1, 2025, ending on December 31, 2028, which term may be extended by written agreement of both parties. Pursuant to the Agreement, Mr. Swanberg shall receive: (i) compensation for consulting a rate of $12,000 per month; and (ii) a monthly grant of $3,000 in shares common stock of the Company at the end of each fiscal quarter based on the closing price of the Company’s common stock at the end of such fiscal quarter. The Consulting Agreement also provides customary provisions relating to, among other things, confidentiality, non-competition, and non-solicitation.

Mr. Swanberg has over 35 years’ experience in Radiochemical Processing, Medical Isotope Production, Nuclear Waste Management, Materials Science, Regulatory Affairs, and Project Management. He has worked in diverse organizations ranging from small start-up businesses to corporations with multi-billion-dollar annual revenues. Most recently, he served as Technology Development Project Manager for Washington River Protection Solutions, from 2010 to 2024. Prior to 2010, she served as Senior Chemical/Environmental Engineer for Science Applications International Corporation since 2008. He has also previously served as Executive Vice President of Operations for IsoRay Medical Inc. managing day-to-day operations, R&D, and New Product Development. Mr. Swanberg was a co-founder of IsoRay and led the initial Cs-131 brachytherapy seed product development, FDA 510(k) submission/clearance, and NRC Sealed Source review and registration. He led the radiation dosimetry evaluations to meet American Association of Physicists in Medicine guidelines and is a current member of the AAPM. Mr. Swanberg served on the IsoRay Board of Directors and participated in several capital financing rounds totaling over $30.0 million. Mr. Swanberg has been actively engaged with the Company in his previous role as Chief Technical Manager since 2017. He has been integrally involved in product development, production, user training, regulatory submissions, and intellectual property development. He holds a BA in Chemistry from Bethel University (MN) and an MS in Chemical Engineering from Montana State University. He has numerous technical publications and holds several patents.

There are no arrangements or understandings between Mr. Swanberg and any other person pursuant to which he was appointed as the Company’s Chief Operating Officer, and, except as discussed herein, Mr. Swanberg is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Employment Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Brad Allan Weeks, dated September 12, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 22, 2025).
10.2	Executive Consulting Agreement by and between the Company and David J. Swanberg dated September 12, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 22, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIVOS INC.

Date: September 23, 2025	By:	/s/ Michael K. Korenko
	Name:	Michael K. Korenko
	Title:	Chief Executive Officer